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                       BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)          441 VINE STREET             JOANN M. STRASSER
JAMES R. CUMMINS             Cincinnati, Ohio 45202          AARON A. VANDERLAAN
ROBERT S BROWN               TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN        TELECOPIER (513) 381-2125            OF COUNSEL
LYNNE SKILKEN                                                GILBERT BETTMAN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN

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                                                     November 12, 1999

AmeriPrime Advisors Trust
1793 Kingswood Drive
Southlake, Texas 76092

RE:      AMERIPRIME ADVISORS TRUST,  FILE NOS. 333-85083 AND 811-09541

Gentlemen:

         A Legal opinion that we prepared was filed with Pre-Effective Amendment No. 1 ("Legal Opinion") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 2 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                          Very truly yours,

                                          ___/s/____________________________
                                          Brown, Cummins & Brown Co., L.P.A.

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